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                                  SUB-ITEM 77D

                    COMPASS 2 AND COMPASS 3 VARIABLE ACCOUNTS

The Government Securities Variable Accounts (the "Variable Accounts"), added disclosure regarding derivatives, as described in the prospectus contained in Post-Effective Amendment No. 23 to the Registration Statement (File Nos. 33-19628 and 811-3563), as filed with the Securities and Exchange Commission via EDGAR on February 25, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.